UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2020

HIREQUEST, INC.
(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400
(Registrant’s telephone number, including area code)

_________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

The information below under Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On January 17, 2020, the Board of Directors of HireQuest, Inc. (the “Company”) set the date, time, and location for the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The 2020 Annual Meeting will take place on May 5, 2020 at 2:00 p.m., Eastern Daylight Time, at the Company’s corporate headquarters located at 111 Springhall Drive, Goose Creek, SC 29445.

The Company’s stockholders of record as of the close of business on March 6, 2020 shall be entitled to notice of and to vote at the 2020 Annual Meeting.

To be properly brought before and voted upon at the 2020 Annual Meeting, all stockholder proposals, including proposals for director nominees, must be received by the Company's Secretary, John D. McAnnar, by the close of business on February 5, 2020, and must comply with the requirements of Section 2.4 of the Company's bylaws. In addition, for stockholder proposals to be included in the Company's proxy materials for the 2020 Annual Meeting, such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Any stockholder proposals should be sent to HireQuest, Inc., Attn: John D. McAnnar, 111 Springhall Drive, Goose Creek, SC 29445.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: January 21, 2020	/s/ John McAnnar
John McAnnar
Vice President, Corporate Secretary, and General Counsel